UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

Progenity, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 200, San Diego, CA		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 293-2639

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PROG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

Indenture and Notes

On December 7, 2020, Progenity, Inc. (the “Company”) issued $164,025,000 principal amount of its 7.25% Convertible Senior Notes due 2025 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of December 7, 2020, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the purchase agreement between the Company and the initial purchaser of the Notes, the Company granted the initial purchaser an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $15,000,000 principal amount of Notes. The Notes issued on December 7, 2020 include $10,525,000 principal amount of Notes issued pursuant to the partial exercise by the initial purchaser of such option.

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will accrue interest at a rate of 7.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, with the initial payment on June 1, 2021. The Notes will mature on December 1, 2025, unless earlier repurchased, redeemed or converted. At any time from, and including, the date that is 30 calendar days after the initial closing date of the offering of Notes and before the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their Notes at their option into shares of the Company’s common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate. The initial conversion rate is 278.0094 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $3.60 per share of common stock. Noteholders that convert their Notes before December 1, 2022 will, in certain circumstances, be entitled to an additional cash payment representing the present value of any remaining interest payments on the Notes through December 1, 2022. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

Certain listing standards of The Nasdaq Global Market limit the number of shares the Company may deliver upon conversion of the Notes to an amount that is less than 20% of the number of shares of the Company’s common stock outstanding on the pricing date of the Notes offering, unless the Company first obtains the approval of its stockholders to issue shares in excess of that amount. The Company has entered into agreements with its chairman and chief executive officer and the affiliated investors, who collectively beneficially own approximately 80% of the Company’s outstanding common stock, agreeing to provide written consent that would result in the stockholder approval required under these listing standards. Accordingly, the Company expects to obtain such stockholder approval before the Notes become convertible at the election of the noteholders. However, if the Company does not obtain the stockholder approval, then the number of shares due upon conversion of the Notes will be limited under these listing standards. In that case, upon conversion of any Note, the Company will be required to pay a cash amount equal to the product of the last reported sale price per share of the Company’s common stock on the relevant conversion date and number of shares that are withheld from the settlement of that conversion to comply with these listing standards.

The Notes will be redeemable, in whole and not in part, at the Company’s option at any time on or after December 1, 2023, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice. In addition, calling the Notes will constitute a Make-Whole Fundamental Change, which will result in an increase to the conversion rate in certain circumstances for a specified period of time.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Notes will have customary provision relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $7,500,000; (vi) the rendering of certain judgments against the Company or any of its subsidiaries for the payment of at least $7,500,000, where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

Certain entities affiliated with Athyrium Capital Management, LP (“Athyrium” and, together with such entities, the “Affiliated Investors”), an affiliate of the Company, have agreed to acquire $103.5 million aggregate principal amount of Notes (such Notes purchased or acquired by the Affiliated Investors, the “Affiliate Notes”). The Affiliated Investors have agreed to purchase $25.0 million principal amount of Affiliate Notes for cash and have also agreed, pursuant to a separate exchange agreement, to acquire an additional $78.5 million principal amount of Affiliate Notes in exchange for discharge of amounts outstanding under the Company’s credit and security agreement with a fund managed by Athyrium. The Affiliate Notes were also issued on December 7, 2020, and will form part of the same series of Notes as the other notes issued in the offering. However, the Affiliate Notes will initially be issued in certificated form, and they will be subject to different transfer restrictions than, and will not initially be fungible with, the other Notes issued in the offering.

* * *

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchaser in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in transactions not involving any public offering. The Notes were resold by the initial purchaser to persons whom the initial purchaser reasonably believes are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Assuming the initial purchaser fully exercises its option to purchase additional Notes, initially, a maximum of 51,529,035 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 305.8103 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events.

Concurrent Common Stock Offering

On December 2, 2020, the Company entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with certain underwriters (the “Common Stock Underwriters”) agreeing, subject to customary conditions, to issue and sell 7,645,259 shares (the “Shares”) of the Company’s common stock to the Common Stock Underwriters. The issuance of the Shares was completed on December 7, 2020, concurrent with the offering of the Notes. In addition, pursuant to the Common Stock Underwriting Agreement, the Company granted the Common Stock Underwriters an option, which is exercisable within 30 days after December 2, 2020, to purchase up to an additional 1,146,788 shares (the “Option Shares”, and together with the Firm Shares, the “Shares”) of the Company’s common stock. The issuance of the Firm Shares was completed on December 7, 2020, concurrent with the offering of the Notes.

The Shares were offered and sold by the Company (the “Common Stock Offering”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-251044) (the “Registration Statement”) and filed with the Securities and Exchange Commission (the “Commission”) and the final prospectus filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act. The Registration Statement was declared effective by the Commission on December 2, 2020. Aggregate gross proceeds are approximately $25 million before deducting underwriting discounts and commissions and fees and other estimated offering expenses. The Company intends to use the net proceeds from the Common Stock Offering to support its operations, to invest in its molecular testing research and development program, to invest in research and development with respect to its precision medicine platform, and for working capital and general corporate purposes.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of December 7, 2020, between Progenity, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of certificate representing the 7.25% Convertible Senior Notes due 2025 (included as Exhibit A to Exhibit 4.1).

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2020	Progenity, Inc.

	By:	/s/ Harry Stylli, Ph.D.
Harry Stylli, Ph.D.
President and Chief Executive Officer